                                                                  Exhibit 12

                                      GRANITE BROADCASTING CORPORATION
                                    COMPUTATION OF BROADCAST CASH FLOW MARGIN
                                        (in thousands except percentage)

                                                                YEARS ENDED DECEMBER 31,
                                           --------------------------------------------------------------------
                                                                                                       1996
                                              1992       1993       1994       1995        1996      PRO FORMA
                                           ----------  ---------  ---------  ---------  ----------  -----------
Net revenue..............................    $35,957    $37,499    $62,856    $99,895    $129,164     $150,536
                                           ----------  ---------  ---------  ---------  ----------  -----------
                                           ----------  ---------  ---------  ---------  ----------  -----------
Operating income.........................    $ 6,865    $ 6,949    $14,513    $27,157    $ 33,811     $ 42,043
Add: Depreciation........................      2,279      2,398      3,420      4,514       6,144        6,425
     Amortization........................      3,983      3,864      4,715      9,330      11,824       16,158
     Corporate expense...................      1,192      1,375      2,162      3,132       4,800        4,800
     Non-cash compensation expense.......                   123        282        363         496          496
                                           ----------  ---------  ---------  ---------  ----------  -----------
Broadcast cash flow......................    $14,319    $14,709    $25,092    $44,496    $ 57,075    $  69,922
                                           ----------  ---------  ---------  ---------  ----------  -----------
Broadcast cash flow margin...............     39.8%       39.2%     39.9%      44.5%       44.2%       46.4%
                                           ----------  ---------  ---------  ---------  ----------  ------------
                                           ----------  ---------  ---------  ---------  ----------  ------------

                                    GRANITE BROADCASTING CORPORATION
                                COMPUTATION OF OPERATING CASH FLOW MARGIN
                                   (in thousands except percentage)

                                              YEARS ENDED DECEMBER 31,
                            -----------------------------------------------------------------------
                                                                                        1996
                               1992         1993      1994      1995        1996      PRO FORMA
                            ----------  ----------  ---------  ---------  ----------  -----------
Net revenue...............   $35,957      $37,499    $62,856    $99,895    $129,164    $150,536
                            ----------   ---------  ---------  ---------  ----------  -----------
                            ----------   ---------  ---------  ---------  ----------  -----------
Operating income..........   $ 6,865      $ 6,949    $14,513    $27,157    $ 33,811    $ 42,043
Add: Depreciation.........     2,279        2,398      3,420      4,514       6,144       6,425
     Amortization.........     3,983        3,864      4,715      9,330      11,824      16,158
     Non-cash
      compensation
      expense.............                    123        282        363         496         496
                            ----------   ---------  ---------  ---------  ----------  -----------
Operating cash flow.......    13,127       13,334     22,930     41,364      52,275      65,122
                            ----------   ---------  ---------  ---------  ----------  -----------
Operating cash flow
  margin..................    36.5%        35.6%      36.5%      41.4%       40.5%       43.3%
                            ----------   ---------  ---------  ---------  ----------  -----------
                            ----------   ---------  ---------  ---------  ----------  -----------


                                    GRANITE  BROADCASTING CORPORATION
                              COMPUTATION OF RATIO OF OPERATING CASH FLOW TO
                                     TOTAL INTEREST EXPENSE (in
                                      thousands except ratios)

                                                                YEARS ENDED DECEMBER 31,
                                -------------------------------------------------------------------
                                                                                           1996
                                   1992        1993      1994       1995       1996      PRO FORMA
                                ----------  ---------  ---------  ---------  ---------  -----------
Operating income..............   $ 6,865     $ 6,949   $14,513    $27,157    $ 33,811    $ 42,043
Add: Depreciation.............     2,279       2,398     3,420      4,514       6,144       6,425
     Amortization.............     3,983       3,864     4,715      9,330      11,824      16,158
     Non-cash compensation
      expense.................                   123       282        363         496         496
                                ----------  ---------  ---------  ---------  ---------  -----------
Operating cash flow...........    13,127      13,334    22,930     41,364      52,275      65,122
Total interest expense........    11,675      10,977    10,707     27,029      37,114      39,831
                                ----------  ---------  ---------  ---------  ---------  -----------
Ratio of operating cash flow
  to total interest expense...    1.12   x    1.21  x    2.14  x   1.53  x     1.41  x     1.63   x
                                ----------  ---------  ---------  ---------  ---------  -----------
                                ----------  ---------  ---------  ---------  ---------  -----------

                                      GRANITE BROADCASTING CORPORATION
                                     COMPUTATION OF RATIO OF EARNINGS TO
                                              FIXED CHARGES
                                       (in thousands except ratios)

                                                                       YEARS ENDED DECEMBER 31,
                                                  ------------------------------------------------------------------
                                                                                                            1996
                                                     1992       1993       1994      1995       1996      PRO FORMA
                                                  ---------  ---------  ---------  ---------  ---------  -----------
Fixed Charges:
  Interest expense..............................  $11,676    $10,977    $10,707    $27,026    $37,114     $39,831
  Amortization of deferred financing costs......      305        505        842      1,738      2,271       2,705
    Interest component of rental expense........       40         38         35         35         48          48
                                                 ---------  ---------  ---------  ---------  ---------   -----------
       Total fixed charges......................  $12,021    $11,520    $11,584    $28,799    $39,433     $42,584
                                                 ---------  ---------  ---------  ---------  ---------   -----------
                                                 ---------  ---------  ---------  ---------  ---------   -----------
Earnings:
  Income (loss) before income taxes and
   extraordinary item.........................     (5,297)    (4,507)     3,497       (228)    (4,138)       (773)
    Fixed charges.............................     12,021     11,520     11,584     28,799     39,433      42,584
                                                 ---------  ---------  ---------  ---------  ---------   -----------
Adjusted earnings.............................   $ 6,724     $ 7,013    $15,081    $28,571    $35,295     $41,811
                                                 ---------  ---------  ---------  ---------  ---------   -----------
Ratio of earnings to fixed charges............    --         --          1.30 x     --         --          --

                                    GRANITE BROADCASTING CORPORATION
                             COMPUTATION OF RATIO OF EARNINGS TO COMBINED FIXED
                                  CHARGES AND PREFERRED STOCK DIVIDEND
                                     (in thousands except ratios)


                                                                                YEARS ENDED DECEMBER 31,
                                                          ------------------------------------------------------------------
                                                                                                                     1996
                                                             1992       1993       1994       1995       1996      PRO FORMA
                                                          ---------  ---------  ---------  ---------  ---------  -----------
Fixed Charges:
  Interest expense.......................................  $11,676   $10,977     $10,707    $27,026    $35,295    $41,811
  Amortization of deferred financing costs...............      305       505         842      1,738      2,271      2,705
   Interest component of rental expense..................       40        38          35         35         48         48
                                                          ---------  ---------  ---------  ---------  ---------  -----------
     Total fixed charges.................................   12,021    11,520      11,584     28,799     37,614     44,564
  Preferred stock dividend...............................       93       236       3,735      3,550      3,525      22,650
                                                         ---------  ---------  ---------  ---------  ---------  -----------
     Combined fixed charges and preferred stock
       dividend.........................................   $12,114   $11,756     $15,319    $32,349    $41,139    $67,214
                                                         ---------  ---------  ---------  ---------  ---------  -----------
                                                         ---------  ---------  ---------  ---------  ---------  -----------
Earnings:
  Income (loss) before income taxes and extraordinary
    item................................................    (5,297)   (4,507)      3,497       (228)    (4,138)       (773)
  Combined fixed charges and preferred stock dividend...    12,114    11,756      15,319     32,349     41,139      67,214
                                                         ---------  ---------  ---------  ---------  ---------  -----------
Adjusted earnings.......................................   $ 6,817   $ 7,249     $18,816    $32,121    $37,001     $66,441
                                                         ---------  ---------  ---------  ---------  ---------  -----------
                                                         ---------  ---------  ---------  ---------  ---------  -----------
Ratio of earnings to combined fixed charges and
  preferred stock dividend.............................     --         --         1.23 x     --         --          --


                                        GRANITE BROADCASTING CORPORATION
                                   COMPUTATION OF RATIO OF LONG-TERM DEBT TO
                                            OPERATING CASH FLOW
                                        (in thousands except ratios)

                                                                                      YEARS ENDED DECEMBER 31,
                                                                       -------------------------------------------------------
                                                                                                                 1996
                                                         1992       1993       1994       1995       1996      PRO FORMA
                                                       ---------  ---------  ---------  ---------  ---------  -----------
Operating income....................................   $ 6,865    $ 6,949    $14,513    $27,157    $33,811     $42,043
Add: Depreciation...................................     2,279      2,398      3,420      4,514      6,144       6,425
     Amortization...................................     3,983      3,864      4,715      9,330     11,824      16,158
     Non-cash compensation expense..................                  123        282        363        496         496
                                                       ---------  ---------  ---------  ---------  ---------  -----------
Operating cash flow.................................    13,127     13,334     22,930     41,364     52,275      65,122
Total long-term debt................................    99,315     97,750     95,000    341,000    351,561     378,961
                                                       ---------  ---------  ---------  ---------  ---------  -----------

Ratio of long-term debt to operating cash flow......     7.57 x     7.33 x     4.14 x     8.24 x     6.73 x      5.82 x
                                                       ---------  ---------  ---------  ---------  ---------  -----------
                                                       ---------  ---------  ---------  ---------  ---------  -----------

                                       GRANITE BROADCASTING CORPORATION
                            COMPUTATION OF RATIO OF LONG-TERM DEBT AND NEW
                               PREFERRED STOCK TO OPERATING CASH FLOW
                                    (in thousands except ratios)

                                                                              YEARS ENDED DECEMBER 31,
                                                       ------------------------------------------------------------------
                                                                                                                 1996
                                                         1992       1993       1994       1995       1996      PRO FORMA
                                                       ---------  ---------  ---------  ---------  ---------  -----------

Operating income...................................                                                             $42,043

Add: Depreciation..................................                                                               6,425
     Amortization..................................                                                              16,158
     Non-cash compensation expense.................                                                                 496
                                                                                                              -----------
Operating cash flow................................                                                              65,122
Long-term debt and New Preferred Stock.............                                                             523,311
                                                                                                              -----------
Ratio of long-term debt and New Preferred
 Stock to operating cash flow......................                                                                8.04 x
                                                                                                              -----------
                                                                                                              -----------
